Exhibit 32.1
SECTION 906 CERTIFICATION
     In connection with the quarterly report of Landmark Land Company, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald G. Barton, Chairman and Chief Executive Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 14, 2005	/s/ GERALD G. BARTON

Gerald G. Barton
Chairman and Chief Executive Officer
Landmark Land Company, Inc.